DocuSign Envelope ID: C5CFA07A-7A02-483C-BAE1-26C7F19E70E2
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
    THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of November 8, 2022 (the “Amendment Effective Date”), by and between Oscar Health, Inc. (fka Mulberry Health Inc.) and Oscar Management Corporation (fka Mulberry Management Corporation) (collectively, the “Company”) and R. Scott Blackley (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.    The Company and the Executive have entered into an Employment Agreement dated December 5, 2020, as amended on July 13, 2021 by that certain Amendment to Employment Agreement (the “Employment Agreement”).

B.    The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Amendment Effective Date.

1.Section 2(a)(i). Section 2(a)(i) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Role and Responsibilities. During the portion of the Employment Period beginning on the Effective Date and ending at the close of business on March 15, 2021 (the “Senior Advisor Period”), the Executive served as a Senior Advisor to the Chief Executive Officer (“CEO”) of the Company. Following the Senior Advisor Period, the Executive served as the Company’s Chief Financial Officer and, effective December 1, 2022, the Executive shall serve as the Company’s Chief Transformation Officer (“CTO”), and shall perform such employment duties as are usual and customary for such position. The Executive shall report directly to the CEO. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement. The Executive acknowledges and agrees that none of (i) his change in position from the Company’s Chief Financial Officer to CTO, (ii) the appointment of a new or interim Chief Financial Officer of the Company, and/or (iii) entering into this Amendment, in any case, constitute or will constitute an event giving rise to “Good Reason” for purposes of the Agreement or any other agreement between the Executive and the Company and/or its affiliates.”

2.Section 4(b)(iv). Section 4(b)(iv) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:
“Equity Acceleration. In the event that the Qualifying Termination occurs on or within 12 months following a Change in Control (a “CIC Termination”), then all outstanding Holdings equity awards that vest solely on the passage of time that are held by the Executive on the Date of

DocuSign Envelope ID: C5CFA07A-7A02-483C-BAE1-26C7F19E70E2
Termination (the “Time-Vesting Awards”) shall become fully vested and, to the extent applicable, exercisable.”

3.Section 4(d). Section 4(d) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Other Terminations; Consulting Period. If the Executive’s employment is terminated for any reason not described in Section 4(b) hereof, the Company will pay the Executive only the Accrued Obligations. In addition, the Executive and the Company acknowledge and agree that, following a termination of the Executive’s employment for any reason (other than (x) for Cause, (y) due to a CIC Termination or (z) due to the Executive’s death or Disability), the Executive and the Company shall enter into an advisor or consulting agreement, pursuant to which the Executive will provide advisory and/or transition services to the Company and its affiliates for a two-year period commencing on the Date of Termination (the “Consulting Period”), on terms and conditions determined by the Board or a subcommittee thereof. During the Consulting Period, all outstanding Holdings equity awards then-held by the Executive will remain outstanding and eligible to vest and, as applicable, become exercisable, in accordance with their respective terms and conditions.”

4.This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Employment Agreement.

5.Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

DocuSign Envelope ID: C5CFA07A-7A02-483C-BAE1-26C7F19E70E2
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

OSCAR HEALTH, INC.
OSCAR MANAGEMENT CORPORATION

By: /s/ Mario Schlosser__________
Mario Schlosser
Chief Executive Officer

EXECUTIVE
/s/ R. Scott Blackley
R. Scott Blackley

[Signature Page to Second Amendment to Employment Agreement]